     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         THE GOLDMAN SACHS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         DELAWARE                                                   13-4019460
              (STATE OR OTHER JURISDICTION OF                                    (I.R.S. EMPLOYER
              INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NUMBER)

                            ------------------------

                                85 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 902-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                GREGORY K. PALM
                                ESTA E. STECHER
                              KENNETH L. JOSSELYN
                         THE GOLDMAN SACHS GROUP, INC.
                                85 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 902-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                                  JOHN P. MEAD
                              ROBERT W. REEDER III
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000
                            ------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED             PROPOSED
                                                                          MAXIMUM              MAXIMUM
             TITLE OF EACH CLASS                  AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
       OF SECURITIES TO BE REGISTERED              REGISTERED           PER UNIT(1)       OFFERING PRICE(1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.......       6,073,083             $83.48            $506,980,969           $126,746
Rights(2)....................................          (2)                  (2)                  (2)                  (2)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based on the average of the high and low prices of the Common Stock on August 7, 2001 as reported by the Consolidated Tape Association.

(2) Each share of Common Stock includes one Shareholder Protection Right as described under "Description of Capital Stock".

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION. DATED AUGUST 8, 2001.

                                6,073,083 Shares
                         THE GOLDMAN SACHS GROUP, INC.
                                  Common Stock
[GOLDMAN SACHS LOGO]

                             ----------------------

     This prospectus relates to 6,073,083 shares of common stock of The Goldman Sachs Group, Inc. to be offered for sale by SMBC Capital Markets, Inc. The distribution of the common stock by SMBC Capital Markets, Inc. may be effected in one or more transactions as described under "Plan of Distribution".

     Goldman Sachs will not receive any of the proceeds from sales of the shares of common stock made by SMBC Capital Markets, Inc. pursuant to this prospectus.

     Goldman Sachs' common stock is listed on the New York Stock Exchange under the symbol "GS". The last reported sale price of the common stock on August 7, 2001 was $83.54 per share as reported by the Consolidated Tape Association.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                              GOLDMAN, SACHS & CO.

                             ----------------------

                    Prospectus dated                , 2001.

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
Available Information.......................................    2
Use of Proceeds.............................................    3
Selling Shareholder.........................................    3
Description of Capital Stock................................    4
Shareholders' Agreement.....................................    9
Shares Eligible for Future Sale.............................   10
Plan of Distribution........................................   11
Validity of Common Stock....................................   12
Experts.....................................................   12
Cautionary Statement Pursuant to The Private Securities
  Litigation Reform Act of 1995.............................   13

                             AVAILABLE INFORMATION

     The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the NYSE, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Goldman Sachs, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

     The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC and incorporated by reference after the date of this prospectus and before the date that the offering of the shares of common stock offered through this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

     The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (File No. 001-14965):

        (1) Annual Report on Form 10-K for the fiscal year ended November 24, 2000;

        (2) Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2001;

        (3) Quarterly Report on Form 10-Q for the fiscal quarter ended May 25, 2001;

        (4) Current Report on Form 8-K, dated December 19, 2000;

        (5) Current Report on Form 8-K/A, dated January 16, 2001;

        (6) Current Report on Form 8-K/A, dated February 16, 2001;

        (7) Current Report on Form 8-K, dated March 20, 2001;

        (8) Current Report on Form 8-K, dated June 19, 2001;

        (9) The description of common stock contained in the Registration Statement on Form 8-A, dated April 27, 1999, of The Goldman Sachs Group, Inc., filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934; and

        (10) All documents filed by The Goldman Sachs Group, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference after the time of filing of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of this offering.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our Director of Investor Relations, 10 Hanover Square, New York, New York 10005, telephone (212) 902-0300.

                                USE OF PROCEEDS

     All of the shares of our common stock offered by this prospectus will be sold by SMBC Capital Markets, Inc. As a result, we will not receive any of the proceeds from the sale of these shares.

                              SELLING SHAREHOLDER

     SMBC Capital Markets, Inc. may sell up to 6,073,083 shares of common stock using this prospectus. Each sale of shares by SMBC Capital Markets, Inc. pursuant to this prospectus will, if required, be accompanied by a supplement to this prospectus setting forth:

     - the number of shares, and the percentage of common stock, beneficially owned by SMBC Capital Markets, Inc. before the offering;

     - the number of shares being sold by SMBC Capital Markets, Inc.;

     - the number of shares, and the percentage of common stock, to be beneficially owned by SMBC Capital Markets, Inc. after the completion of the offering; and

     - a supplemental plan of distribution describing the specific manner of sale of those shares.

     Goldman Sachs is registering the shares for resale by SMBC Capital Markets, Inc. in anticipation of the possible exercise by SMBC Capital Markets, Inc. of its registration rights. SMBC Capital Markets, Inc. may, upon notice to Goldman Sachs, offer and sell the shares, to the extent, and in the manner, provided by its registration rights agreement with Goldman Sachs. See "Plan of Distribution" for a further description of the registration rights agreement and how SMBC Capital Markets, Inc. may dispose of the shares covered by this prospectus.

     SMBC Capital Markets, Inc. in the ordinary course of business enters into derivative contracts and other transactions with Goldman Sachs. These contracts and other transactions are negotiated on an arm's-length basis and contain customary terms and conditions.

                          DESCRIPTION OF CAPITAL STOCK

     Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 4,350,000,000 shares, each with a par value of $0.01 per share, of which:

     - 150,000,000 shares are designated as preferred stock, none of which are outstanding;

     - 4,000,000,000 shares are designated as common stock, 482,612,522 shares of which were outstanding as of July 31, 2001; and

     - 200,000,000 shares are designated as nonvoting common stock, none of which are outstanding.

All outstanding shares of common stock are validly issued, fully paid and nonassessable.

     The shareholders' agreement contains provisions relating to the voting and disposition of certain shares of common stock. See "Shareholders' Agreement" for a discussion of those provisions.

                                PREFERRED STOCK

     Our authorized capital stock includes 150,000,000 shares of preferred stock. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have certain anti-takeover effects.

                                  COMMON STOCK

     Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Accordingly, the holders of a plurality of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. For a discussion of the ability of the parties to the shareholders' agreement to elect all of our directors, see "Shareholders' Agreement".

     Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of common stock, together with the holders of the nonvoting common stock, are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up and after payment of all prior claims, the holders of common stock, with the shares of the common stock and the nonvoting common stock being considered as a single class for this purpose, will be entitled to receive pro rata all our assets. Any dividend in shares of common stock paid on or with respect to shares of common stock may be paid only with shares of common stock. Other than the shareholder protection rights discussed below, holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of Goldman Sachs.

                             NONVOTING COMMON STOCK

     The nonvoting common stock has the same rights and privileges as, ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than those voting rights required by law.

                         SHAREHOLDER PROTECTION RIGHTS

     Each share of common stock has attached to it a shareholder protection right. The shareholder protection rights are currently represented only by the certificates for the shares and will not trade separately from the shares unless and until:

     - it is announced by Goldman Sachs that a person or group has become the beneficial owner of 15% or more of the outstanding common stock (other than persons deemed to beneficially own common stock solely because they are parties to the shareholders' agreement, members of the shareholders' committee or certain other persons)(an "acquiring person"); or

     - ten business days (or such later date as our board of directors may fix by resolution) after the date a person or group commences a tender or exchange offer that would result in such person or group becoming an acquiring person.

If and when the shareholder protection rights separate and prior to the date of the announcement by Goldman Sachs that any person has become an acquiring person, each shareholder protection right will entitle the holder to purchase 1/100 of a share of Series A participating preferred stock for an exercise price of $250. Each 1/100 of a share of Series A participating preferred stock would have economic and voting terms equivalent to one share of common stock.

     Upon the date of the announcement by Goldman Sachs that any person or group has become an acquiring person, each shareholder protection right (other than shareholder protection rights beneficially owned by the acquiring person or their transferees, which shareholder protection rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of common stock having a market value of twice the exercise price. Also, if, after the date of the announcement by Goldman Sachs that any person has become an acquiring person, the acquiring person controls our board of directors and:

     - Goldman Sachs is involved in a merger or similar form of business combination and (i) any term of the transaction provides for different treatment of the shares of capital stock held by the acquiring person as compared to the shares of capital stock held by all other shareholders or
       (ii) the person with whom such transaction occurs is the acquiring person or an affiliate thereof; or

     - Goldman Sachs sells or transfers assets representing more than 50% of its assets or generating more than 50% of its operating income or cash flow to any person other than Goldman Sachs or its wholly owned subsidiaries, then each shareholder protection right will entitle its holder to purchase, for the exercise price, a number of shares of capital stock with the greatest voting power in respect of the election of directors of either the acquiring person or the other party to such transaction, depending on the circumstances of the transaction, having a market value of twice the exercise price. If any person or group acquires from 15% to and including 50% of the common stock, our board of directors may, at its option, exchange each outstanding shareholder protection right, except for those held by an acquiring person or their transferees, for one share of common stock.

     The shareholder protection rights may be redeemed by our board of directors for $0.01 per shareholder protection right prior to the date of the announcement by Goldman Sachs that any person has become an acquiring person. Our charter permits this redemption right to be exercised by our board of directors (or certain directors specified or qualified by the terms of the instrument governing the shareholder protection rights).

     The shareholder protection rights will not prevent a takeover of Goldman Sachs. However, these rights may cause substantial dilution to a person or group that acquires 15% or more of the common stock unless the shareholder protection rights are first redeemed by our board of directors.

              LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our charter provides that a director of Goldman Sachs will not be liable to Goldman Sachs or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our by-laws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of Goldman Sachs, or is or was a director of a subsidiary of Goldman Sachs, or is or was a member of the shareholders' committee acting under the shareholders' agreement or, at the request of Goldman Sachs, serves or served as a director or officer of or in any other capacity for, or in relation to, any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our by-laws also provide that, to the extent authorized from time to time by our board of directors, Goldman Sachs may provide to any one or more employees and other agents of Goldman Sachs or any subsidiary or other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred by the by-laws on directors and officers of Goldman Sachs or any subsidiary or other enterprise.

                  CHARTER PROVISIONS APPROVING CERTAIN ACTIONS

     Our charter provides that our board of directors may determine to take the following actions, in its sole discretion, and Goldman Sachs and each shareholder of Goldman Sachs will, to the fullest extent permitted by law, be deemed to have approved and ratified, and waived any claim relating to, the taking of any of these actions:

     - causing Goldman Sachs to register with the SEC for resale shares of common stock held by our directors, employees and former directors and employees and our subsidiaries and affiliates and former partners and employees of The Goldman Sachs Group, L.P. and its subsidiaries and affiliates; and

     - making payments to, and other arrangements with, certain former limited partners of Goldman Sachs, including managing directors who were profit participating limited partners, in order to compensate them for, or to prevent, significantly disproportionate adverse tax or other consequences arising out of our incorporation.

              SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Goldman Sachs is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between Goldman Sachs and an interested stockholder is prohibited unless it satisfies one of the following conditions:

     - prior to the time the stockholder became an interested stockholder, the board of directors of Goldman Sachs must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Goldman Sachs outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers); or

     - the business combination is approved by the board of directors of Goldman Sachs and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Our board of directors has adopted a resolution providing that neither the shareholders' agreement nor the voting agreements of SMBC Capital Markets, Inc. and Kamehameha Activities Association will create an "interested stockholder".

                         CERTAIN ANTI-TAKEOVER MATTERS

     Our charter and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

CLASSIFIED BOARD OF DIRECTORS

     Our charter provides for a board of directors divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of our board of directors. In addition, the shareholders of Goldman Sachs can only remove directors for cause by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of Goldman Sachs entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors. The classification of directors and the inability of shareholders to remove directors without cause or to fill vacancies on the board of directors makes it more difficult to change the composition of our board of directors, but promotes a continuity of existing management.

CONSTITUENCY PROVISION

     In accordance with our charter, a director of Goldman Sachs may (but is not required to) in taking any action (including an action that may involve or relate to a change or potential change in control of Goldman Sachs) consider, among other things, the effects that Goldman Sachs' actions may have on other interests or persons (including its employees, former partners of The Goldman Sachs Group, L.P. and the community) in addition to our shareholders.

ADVANCE NOTICE REQUIREMENTS

     Our by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of Goldman Sachs. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of Goldman Sachs prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Goldman Sachs not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.

NO ABILITY OF SHAREHOLDERS TO CALL SPECIAL MEETINGS

     Our charter and by-laws deny shareholders the right to call a special meeting of shareholders. Our charter and by-laws provide that special meetings of the shareholders may be called only by the board of directors.

NO WRITTEN CONSENT OF SHAREHOLDERS

     Our charter requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit our shareholders to act by written consent, without a meeting.

MAJORITY VOTE NEEDED FOR SHAREHOLDER PROPOSALS

     Our by-laws require that any shareholder proposal be approved by a majority of all of the outstanding shares of common stock and not by only a majority of the shares present at the meeting and entitled to vote. This requirement may make it more difficult to approve shareholder resolutions.

AMENDMENT OF BY-LAWS AND CHARTER

     Our charter requires the approval of not less than 80% of the voting power of all outstanding shares of Goldman Sachs' capital stock entitled to vote to amend any by-law by shareholder action or the charter provisions described in this section. Those provisions make it more difficult to dilute the anti-takeover effects of our by-laws and our charter.

BLANK CHECK PREFERRED STOCK

     Our charter provides for 150,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Goldman Sachs by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Goldman Sachs, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Goldman Sachs.

                                    LISTING

     The common stock is listed on the NYSE under the symbol "GS".

                                 TRANSFER AGENT

     The transfer agent for the common stock is Mellon Investor Services LLC.

                            SHAREHOLDERS' AGREEMENT

     As of August 3, 2001, our current managing directors and former profit participating limited partners collectively beneficially owned over 247,000,000 shares of common stock, or in excess of 51% of the total shares of common stock outstanding. Substantially all of these shares are subject to a shareholders' agreement, which provides for coordinated voting by the parties. Further, both SMBC Capital Markets, Inc. and Kamehameha Activities Association have agreed to vote their shares of common stock in the same manner as a majority of the shares held by our current managing directors are voted.

     As a result of these arrangements, the managing directors currently are able to elect our entire board of directors, control the management and policies of Goldman Sachs and, in general, determine, without the consent of the other shareholders, the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of the assets of Goldman Sachs. The managing directors currently are able to prevent or cause a change in control of Goldman Sachs.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of common stock in the public market or otherwise, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. As described below, a substantial number of shares of common stock are eligible for future sale:

     - Over 240,000,000 shares beneficially owned by our former profit participating limited partners and the former owners of Hull, Spear, Leeds & Kellogg and Benjamin Jacobson & Sons are transferable in three annual installments beginning in May 2002; earlier sales could occur with the consent of, in the case of our former profit participating limited partners, the shareholders' committee and, in the case of the former owners of Hull, Spear, Leeds & Kellogg and Benjamin Jacobson & Sons, our board of directors;

     - SMBC Capital Markets, Inc. (which will beneficially own 8,670,527 shares after the sale of all of the shares covered by this prospectus) has the right to sell, with our consent, up to an additional 5,048,721 shares of common stock prior to May 8, 2002;

     - Kamehameha Activities Association (which beneficially owns 5,455,197 shares) has the right to sell, with our consent, up to 4,130,056 of such shares of common stock prior to May 8, 2002;

     - Over 15,000,000 shares beneficially owned by the former retired limited partners are transferable beginning in May 2002; earlier sales could occur with the consent of our board of directors;

     - Approximately 77,000,000 shares are deliverable to our employees in three annual installments beginning on or about the third anniversary of our initial public offering pursuant to restricted stock units and upon exercise of stock options granted in connection with our initial public offering and pursuant to contributions made to our defined contribution plan in connection with our initial public offering, in each case, assuming the relevant conditions are satisfied.

     We also pay a portion of our employees' compensation in equity-based awards and issue equity-based awards to help attract, retain and motivate our employees. Shares may be delivered under these awards from time to time, in accordance with the applicable vesting and delivery provisions.

     We have established a program to permit our former profit participating limited partners and the former owners of Hull (and, when the Rule 144 holding period has been met, the former owners of Spear, Leeds & Kellogg and Benjamin Jacobson & Sons) to sell, in a coordinated manner, a portion of their shares in accordance with the volume and manner of sale limitations of Rule 144 under the Securities Act of 1933.

     On July 31, 2000, the shareholders' committee permitted certain of our former profit participating limited partners to pledge a portion of their shares to obtain loan commitments to make investments from time to time in certain of Goldman Sachs' merchant banking funds. As of July 31, 2001, there were approximately $330 million of loan commitments outstanding. The loan commitments are for five years, may be drawn upon from time to time and generally require that any loans be collateralized by shares of common stock with a market value four times that of the amount borrowed.

     We may decide in the future to waive the transfer restrictions to permit our former profit participating limited partners or the former owners of Hull, Spear, Leeds & Kellogg or Benjamin Jacobson & Sons to pledge, donate, sell or otherwise transfer their shares of common stock. Any decision by our board of directors or the shareholders' committee to waive the transfer restrictions would be based on market conditions and other factors.

                              PLAN OF DISTRIBUTION

     SMBC Capital Markets, Inc., and its pledgees, donees, transferees or other successors in interest, may offer and sell, some or all of the shares of common stock covered by this prospectus to the extent, and in the manner, provided by its registration rights agreement with Goldman Sachs. The registration rights agreement requires SMBC Capital Markets, Inc. to sell the shares through Goldman, Sachs & Co. in an underwritten public offering.

     We will not receive any proceeds from any sale by SMBC Capital Markets, Inc. of the shares. See "Use of Proceeds". SMBC Capital Markets, Inc. will pay all the costs and expenses associated with the registration, offering and sale of the shares. SMBC Capital Markets, Inc. estimates that the total costs and expenses of the registration, offering and sale of the shares, excluding any underwriting discounts or commissions, will be approximately $450,000.

     In addition to disposing of the shares in the manner provided by the registration rights agreement, SMBC Capital Markets, Inc., and its pledgees, donees, transferees or other successors in interest, may, with the consent of Goldman Sachs, sell the shares of common stock covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

     - in privately negotiated transactions;

     - through broker-dealers, who may act as agents or principals;

     - in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - through one or more underwriters on a best-efforts basis;

     - directly to one or more purchasers;

     - through agents; or

     - in any combination of the above.

     In effecting sales, brokers or dealers engaged by SMBC Capital Markets, Inc. may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

     - purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions; or

     - transactions in which the broker-dealer solicits purchasers.

     At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from SMBC Capital Markets, Inc. and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

     In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Goldman, Sachs & Co., a subsidiary of The Goldman Sachs Group, Inc., may be one such underwriter.

     Because Goldman, Sachs & Co. is a member of the NYSE and because of its relationship to The Goldman Sachs Group, Inc., it is not permitted under the rules of the NYSE to make markets in or recommendations regarding the purchase or sale of the common stock.

     Goldman, Sachs & Co. is a subsidiary of The Goldman Sachs Group, Inc., and The Goldman Sachs Group, Inc. is the parent of Goldman, Sachs & Co. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member, such as Goldman, Sachs & Co., distributes an affiliated company's securities. Goldman, Sachs & Co. has advised The Goldman Sachs Group, Inc. that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720, including the requirement that no sales may be made to discretionary accounts by any NASD member without the prior specific written approval of the customer.

     Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act of 1933.

                            VALIDITY OF COMMON STOCK

     The validity of the common stock offered hereby has been passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The financial statements of The Goldman Sachs Group, Inc. as of November 24, 2000 and November 26, 1999 and for each of the three years in the period ended November 24, 2000 incorporated by reference in this prospectus and the financial statement schedule incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of SLK LLC and subsidiaries as of September 30, 2000 and September 30, 1999 and for each of the two years in the period ended September 30, 2000 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The historical income statement, balance sheet and common share data included in "Selected Consolidated Financial Data" for each of the five fiscal years in the period ended November 24, 2000 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited condensed consolidated financial statements of The Goldman Sachs Group, Inc. as of and for the three and six months ended May 25, 2001 and May 26, 2000 and the three months ended February 23, 2001 and February 25, 2000, and the unaudited condensed financial statements of SLK LLC and subsidiaries as of and for the nine months ended June 30, 2000 and June 30, 1999, all incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated June 28, 2001, April 5, 2001 and January 12, 2001, respectively, incorporated by reference in this prospectus state that they did not audit and do not express an opinion on the unaudited condensed consolidated financial statements. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited condensed consolidated financial statements because none of these reports is a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                      CAUTIONARY STATEMENT PURSUANT TO THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under the caption "Item 1: Business -- Certain Factors That May Affect Our Business" in our Annual Report on Form 10-K for the fiscal year ended November 24, 2000, and under "Item 5: Other Information" in our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 25, 2001 and February 23, 2001, each of which is incorporated by reference in this prospectus. See "Available Information" above for information about how to obtain copies of our Annual and Quarterly Reports.

-------------------------------------------------------
-------------------------------------------------------

  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                             ----------------------

                               TABLE OF CONTENTS

                                         Page
                                         ----
Available Information..................    2
Use of Proceeds........................    3
Selling Shareholder....................    3
Description of Capital Stock...........    4
Shareholders' Agreement................    9
Shares Eligible for Future Sale........   10
Plan of Distribution...................   11
Validity of Common Stock...............   12
Experts................................   12
Cautionary Statement Pursuant to The
  Private Securities Litigation Reform
  Act of 1995..........................   13

-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------

                                6,073,083 Shares
                               THE GOLDMAN SACHS
                                  GROUP, INC.
                                  Common Stock

                             ----------------------

                              [GOLDMAN SACHS LOGO]

                             ----------------------

                              GOLDMAN, SACHS & CO.

            -------------------------------------------------------
            -------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of the estimated expenses to be incurred by SMBC Capital Markets, Inc. in connection with the distribution of the securities registered under this registration statement:

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee........................................  $  126,746
NASD fees...................................................      30,500
Legal fees and expenses.....................................     150,000
Accounting fees and expenses................................      10,000
Printing fees...............................................     100,000
Miscellaneous...............................................      32,754
                                                              ----------
          Total.............................................  $  450,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.4 of the Registrant's by-laws provides for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, is or was a member of the shareholders' committee acting pursuant to the shareholders' agreement (as described in the prospectus included in this registration statement) or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Registrant has entered into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

     The Registrant has entered into an agreement that provides indemnification to its directors and officers and to the directors and certain officers of the general partner of The Goldman Sachs Group, L.P., members of its Management Committee or its Partnership Committee or the former Executive Committee of The Goldman Sachs Group, L.P. and all other persons requested or authorized by the Registrant's board of directors or the board of directors of the general partner of The Goldman Sachs Group, L.P. to take actions on behalf of the Registrant, The Goldman Sachs Group, L.P. or the general partner of The Goldman Sachs Group, L.P. in connection with the plan of incorporation and certain registration statements for all losses, damages, costs and expenses incurred by the indemnified person arising out of the relevant registration statements or the transactions contemplated by the plan of incorporation. The Registrant has also entered into a similar indemnification agreement with its directors, some of its officers and all other persons requested or authorized by the Registrant's board of directors or any committee thereof to take actions on behalf of the Registrant or as an attorney-in-fact in connection with this registration statement, certain other registration statements and certain unregistered offerings of securities. These agreements are in addition to the Registrant's indemnification obligations under its by-laws.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation provides for such limitation of liability.

     Policies of insurance are maintained by the Registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16.  EXHIBITS

 1.1 Form of Underwriting Agreement to be entered into by the selling shareholder, The Goldman Sachs Group, Inc. and the underwriters.*
 2.1  Plan of Incorporation.**
 2.2  Agreement and Plan of Merger of The Goldman Sachs
      Corporation into The Goldman Sachs Group, Inc.***
 2.3  Agreement and Plan of Merger of The Goldman Sachs Group,
      L.P. into The Goldman Sachs Group, Inc.***
 2.4 Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK
      LLC and SLK Acquisition L.L.C.****
 4.1  Specimen of certificate representing The Goldman Sachs
      Group, Inc.'s common stock, par value $0.01 per share.**
 4.2  Stockholder Protection Rights Agreement, dated as of April
      5, 1999, between The Goldman Sachs Group, Inc. and
      ChaseMellon Shareholder Services, L.L.C., as Rights
      Agent.*****
 5.1  Opinion of Sullivan & Cromwell, counsel to The Goldman Sachs
      Group, Inc.
15.1  Letter re Unaudited Interim Financial Information.
23.1  Consent of PricewaterhouseCoopers LLP.

     23.2  Consent of Sullivan & Cromwell (included in Exhibit 5.1 above).
     24.1  Power of Attorney (included on signature page).

---------------

* Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-3 (File No. 333-59260).

** Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (File No. 333-74449).

*** Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (File No. 333-75213).

**** Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K (File No. 001-14965), filed on November 15, 2000.

***** Incorporated by reference to Exhibit 5 to the Registrant's registration statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if the change in volume represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 8th day of August, 2001.

                                          THE GOLDMAN SACHS GROUP, INC.

                                          By: /s/ ESTA E. STECHER
                                            ------------------------------------
                                              Name: Esta E. Stecher
                                            Title: General Counsel

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Thain, Robert J. Katz, Gregory K. Palm, David A. Viniar and Esta E. Stecher, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney deems necessary or advisable under the U.S. Securities Act of 1933 (the "Securities Act") and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the common stock of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant to this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them deems appropriate in respect of the common stock of the Registrant, to any and all amendments (including post-effective amendments) to this Registration Statement, to any related Rule 462(b) Registration Statement and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of August, 2001:

                        TITLE                                              SIGNATURE
                        -----                                              ---------
Director, Chairman of the Board and
  Chief Executive Officer (Principal Executive
  Officer)                                                         /s/ HENRY M. PAULSON, JR.
                                                         ----------------------------------------------
                                                                     Henry M. Paulson, Jr.

Director and Vice Chairman                                            /s/ ROBERT J. HURST
                                                         ----------------------------------------------
                                                                        Robert J. Hurst

Director, President and Co-Chief Operating Officer                     /s/ JOHN A. THAIN
                                                         ----------------------------------------------
                                                                         John A. Thain

Director, President and Co-Chief Operating Officer                    /s/ JOHN L. THORNTON
                                                         ----------------------------------------------
                                                                        John L. Thornton

Director                                                          /s/ LORD BROWNE OF MADINGLEY
                                                         ----------------------------------------------
                                                                    Lord Browne of Madingley

                        TITLE                                              SIGNATURE
                        -----                                              ---------

Director                                                               /s/ JOHN H. BRYAN
                                                         ----------------------------------------------
                                                                         John H. Bryan

Director                                                              /s/ JAMES A. JOHNSON
                                                         ----------------------------------------------
                                                                        James A. Johnson

Director                                                              /s/ RUTH J. SIMMONS
                                                         ----------------------------------------------
                                                                        Ruth J. Simmons

Chief Financial Officer (Principal Financial Officer)                 /s/ DAVID A. VINIAR
                                                         ----------------------------------------------
                                                                        David A. Viniar

Principal Accounting Officer                                           /s/ SARAH G. SMITH
                                                         ----------------------------------------------
                                                                         Sarah G. Smith

                               INDEX TO EXHIBITS

                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
  NO.                             DESCRIPTION                               PAGE
-------   ------------------------------------------------------------  ------------
  1.1     Form of Underwriting Agreement to be entered into by the
          selling shareholder, The Goldman Sachs Group, Inc. and the underwriters.*
  2.1     Plan of Incorporation.**
  2.2     Agreement and Plan of Merger of The Goldman Sachs
          Corporation into The Goldman Sachs Group, Inc.***
  2.3     Agreement and Plan of Merger of The Goldman Sachs Group,
          L.P. into The Goldman Sachs Group, Inc.***
  2.4     Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of
          October 31, 2000, among The Goldman Sachs Group, Inc., SLK
          LLC and SLK Acquisition L.L.C.****
  4.1     Specimen of certificate representing The Goldman Sachs
          Group, Inc.'s common stock, par value $0.01 per share.**
  4.2     Stockholder Protection Rights Agreement, dated as of April
          5, 1999, between The Goldman Sachs Group, Inc. and
          ChaseMellon Shareholder Services, L.L.C., as Rights
          Agent.*****
  5.1     Opinion of Sullivan & Cromwell, counsel to The Goldman Sachs
          Group, Inc.
 15.1     Letter re Unaudited Interim Financial Information.
 23.1     Consent of PricewaterhouseCoopers LLP.
 23.2     Consent of Sullivan & Cromwell (included in Exhibit 5.1
          above).
 24.1     Power of Attorney (included on signature page).

---------------

* Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-3 (File No. 333-59260).

** Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (File No. 333-74449).

*** Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (File No. 333-75213).

**** Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K (File No. 001-14965), filed on November 15, 2000.

***** Incorporated by reference to Exhibit 5 to the Registrant's registration statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.